Exhibit 99.1

Media Contact:	Investor Relations Contact:
Jeremy D. King	Dana Nolan
Regions Bank	Regions Bank
205-264-4551	205-264-7040
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Regions Bank to Acquire Home Improvement Lender EnerBank USA

Acquisition of a home improvement lender furthers Regions’ strategy to deliver a full suite of lending products and services to homeowners.

BIRMINGHAM, Ala. – June 8, 2021 – Regions Bank on Tuesday announced it has entered into a definitive agreement to acquire home improvement lender EnerBank USA, one of America’s largest specialized home improvement lenders supporting homeowners and contractors through innovative products and digital financing solutions.

Based in Salt Lake City, Utah, EnerBank has a nationwide reach, serving over one million homeowners since inception and currently 10,000+ contractors through mobile, online, and phone-based point-of-sale lending options. With approximately $2.8 billion in loan balances as of March 31, 2021, EnerBank’s platform complements Regions’ recent investments in mortgage and home equity lending services.

The acquisition also continues Regions’ strategy of acquiring businesses that deliver important additional products for Regions’ customers. Other examples include Regions’ 2020 acquisition of equipment finance lender Ascentium Capital and the 2019 acquisition of institutional investment firm Highland Associates. Now, with the addition of home improvement lender EnerBank, Regions Bank expands its suite of lending services to homeowners by adding point-of-sale home improvement financing capabilities.

“We are thrilled the EnerBank team will be joining Regions as we accelerate our strategy to serve as the premier lender to homeowners by offering more innovative financial solutions that prioritize ease of use and deliver a positive customer experience,” said Scott Peters, senior executive vice president and head of the Consumer Banking Group for Regions Bank. “We have thoughtfully evaluated the home improvement point-of-sale lending space for a number of years, and we believe this is the right partner at the right time to deliver on our vision. EnerBank’s platform and skilled financial professionals, combined with the reach and experience of Regions’ Consumer Banking teams, will help us deepen relationships with clients while reaching new customers with convenient home improvement lending options.”

Through two decades in the home improvement lending space, EnerBank’s leadership and approximately 450 associates are focused on meeting the needs of today’s clients, while anticipating the needs of tomorrow. The EnerBank team has a demonstrated commitment to providing a customer experience that leverages both technology and financial insights to help contractors and homeowners complete projects through efficient and cost-effective financial solutions.

“EnerBank USA serves homeowners and home improvement contractors in all 50 states, including Regions Bank’s markets across the Southeast, Texas, and the Midwest. By joining the team at Regions, we have a tremendous opportunity to connect more clients with custom-tailored home improvement lending options,” said Charlie Knadler, president and CEO of EnerBank USA. “For nearly 20 years, EnerBank’s point-of-sale loan programs have helped contractors grow their businesses by delivering attractive payment options for their customers while allowing homeowners to maintain and improve their most important investment. This combination with Regions brings together the strengths of two great companies that are putting customers first.”

Knadler and EnerBank’s team will join Regions as part of its Consumer Banking Group reporting to Peters. EnerBank will maintain its headquarters presence in Salt Lake City, with the team scheduled to occupy portions of 650 Main, a modern Class A office and retail complex under development downtown.

EnerBank is currently a wholly owned subsidiary of CMS Energy Corporation. Regions’ acquisition of EnerBank from CMS is expected to close in the fourth quarter of 2021, subject to regulatory approvals and satisfaction of customary closing conditions.

Stephens Inc. served as financial advisor to Regions in connection with the transaction, and Sullivan & Cromwell LLP served as Regions’ legal counsel. Goldman Sachs & Co. LLC served as financial advisor to CMS Energy, and Skadden, Arps, Slate, Meagher & Flom LLP served as legal counsel to CMS Energy.

About Regions Financial Corporation
Regions Financial Corporation (NYSE:RF), with $153 billion in assets, is a member of the S&P 500 Index and is one of the nation’s largest full-service providers of consumer and commercial banking, wealth management, and mortgage products and services. Regions serves customers across the South, Midwest and Texas, and through its subsidiary, Regions Bank, operates more than 1,300 banking offices and 2,000 ATMs. Regions Bank is an Equal Housing Lender and Member FDIC. Additional information about Regions and its full line of products and services can be found at www.regions.com.

About EnerBank USA – America’s Home Improvement Lender of Choice
EnerBank USA® is the largest specialized home improvement FDIC-insured bank in the country, providing home improvement loans through strategic business partners and independent home improvement contractors. The company works hand-in-hand with manufacturers, distributors, franchisors, and major retailers of home improvement, remodeling, and energy-saving products and services. EnerBank’s mission is to grow contractors’ businesses by increasing leads, boosting close rates, and growing average job size, while helping homeowners fulfill their home improvement dreams. The company’s Mobile Loan App makes receiving lending approvals and funding requests quick and easy. Learn more at enerbank.com.

Forward-Looking Statements
This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect Regions Financial’s current views with respect to future events and financial performance. The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,” “potential,” “objective,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,” “may,” “might,” “could,” “should,” “can” and similar expressions often signify forward-looking statements. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. If underlying assumptions prove to be inaccurate or unknown risks or uncertainties arise, actual results could vary materially from these projections or expectations. Factors that could cause Regions Financial’s actual results to differ from those described in the forward-looking statements include: the possibility that regulatory and other approvals and conditions to the proposed transaction are not received or satisfied on a timely basis or at all, or contain unanticipated terms and conditions; delays in closing the proposed transaction; expected synergies, cost savings and other financial or other benefits of the proposed transaction might not be realized within the expected timeframes or might be less than projected; difficulties in integrating the business; inability of Regions to effectively cross-sell products to EnerBank’s customers; and risks identified in Regions Financial’s Annual Report on Form 10-K for the year ended December 31, 2020, and its subsequent filings with the Securities and Exchange Commission. However, these risks and uncertainties are not exhaustive. Other sections of such filings describe additional factors that could impact Regions Financial’s business, financial performance and pending or consummated acquisition transactions, including the proposed transaction. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward-looking statements that are made from time to time.